Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0080052005-0
Document Number: 20050029226-48

Date Filed: 2/2/2005 1:23:02 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	UNIBIO INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	EH? Name 3990 WARREN WAY, RENO, NEVADA 89509 Street Address, City, Zip Code 3702 South Virginia Street, #G12-401, RENO, NV 89502 Optional Mailing Address, City, State, Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ 0.001 Number of shares without par value: NONE
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. JASON WU Name 3702 South Virginia Street, #G12-401, RENO, NV 89502 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: ALL ACTIVITIES PERMITTED BY LAW
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Megan Hughes, for Eh? Clerical Services Inc. Name Signature 3990 Warren Way, RENO, NV 89509 Address, City, State, Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company FEBRUARY 1, 2005 Date

This form must be accompanied by appropriate fees. See attached fee schedule.